UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2005

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA 000-14602 91-1206026

(State or other jurisdiction of (Commission File Number) (IRS Employer Identification incorporation) Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)  On December 13, 2005, the Board of Directors of Cyanotech Corporation announced that it had elected William R. Maris, age 56 Chief Financial Officer and Vice President of Finance and Administration, effective January 1, 2006, to serve at the pleasure of the Board of Directors. Mr. Maris served as Chief Financial Officer, Treasurer, and Secretary of Market Transport, Ltd., a logistics and transportation provider, in Portland, Oregon, from September,1994 to January, 2003 and has been in business as a Certified Public Accountant in Portland, Oregon from February, 2003 to the present.

The press release dated December 13, 2005, and attached hereto as Exhibet 99.1 is incorporated by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a).  On December 9, 2005, the Board of Directors of Cyanotech Corporation amended the Corporate Code of Conduct and Ethics strengthening its commitment to honest and ethical behavior and the highest standards of business conduct. Amended provisions further emphasize corporate and individual accountability while encouraging individuals to come foreward with information about possible misconduct and assuring them of protection from retaliation.

The Cyanotech Corporation Corporate Code of Conduct attached hereto as Exhbit 99.2 is encorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d.) Exhibits:

Exhibit Number

99.1	Press release announcing the election of William R. Maris as Cyanotech Corporation’s Chief Financial Officer Vice President of Finance and Administration

99.2	Cyanotech Corporation Corporate Code of Conduct and Ethics, as amended

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION (Registrant)

December 19, 2005	By:	/s/ Gerald R. Cysewski

Gerald R. Cysewski

President and Chief Exective Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press release announcing the election of William R. Maris as Cyanotech Corporation’s Chief Financial Officer and Vice President of Finance and Administation.

99.2	Cyanotech Corporation’s Corporate Code of Conduct and Ethics, as amended